Exhibit 10.1

Computer Horizons Corp.

November 15, 2005

Marci Braunstein
3 Middlesworth Farm Road
Long Valley, New Jersey 07853

RE: Revised Offer Letter

Dear Marci:

On behalf of Computer Horizons Corp. (CHC), I am pleased to extend to you an offer of employment for the position of Controller commencing on or before November 29, 2005.

Your compensation and benefits package includes the following:

•	A starting semi-monthly salary of $5,416.66.
•

A one-year employment agreement. Should your agreement be terminated by Computer Horizons on or prior to the end of the employment period, you will be entitled to receive pay equal to the remainder of the contract or four months severance pay, whichever is greater. A formal employment agreement will be issued to you upon hire.

•	Discretionary annual management bonus based on the profitability of Computer Horizons Corp.
•	Three weeks vacation time immediately upon hire. Beginning November 1, 2006 and thereafter, you will be awarded three weeks of vacation time annually in accordance with our normal vacation policy.
•	401 (k) and employee stock purchase plans.
•	Medical insurance and prescription drug coverage through UnitedHealthcare. Dental coverage through Aetna. Vision coverage through Vision Service Plan.
•	Life insurance, short-term and long-term disability insurance.
•	Medical and dependent flex spending programs.
•	Tuition reimbursement, adoption benefit program, prepaid legal services, and long-term care insurance.

Each CHC benefit plan has eligibility requirements. Comprehensive details pertaining to each benefit program will be provided to you during orientation. CHC continually reviews its benefits and reserves the right to make changes to the program at any time.

49 Old Bloomfield Avenue
Mountain Lakes, New Jersey
07046-1495
973-299-4000
http://www.computerhorizons.com

Computer Horizons Corp.

Marci Braunstein

Revised Offer Letter
November 15, 2005

Marci, as the Company embarks upon the most exciting period in its history, it will look to you and others like you to fulfill the promise of our efforts to date. This letter is intended to express the Company’s sincere confidence in your talents and your ability to assist us in building the future.

Your signature below will be your indication of acceptance of our offer. This offer letter, if accepted, must be signed no later than November 17, 2005 and returned to the following address: Susan Muller, Mgr. Compensation & Employee Benefits, Computer Horizons Corp., 49 Old Bloomfield Ave., Mountain Lakes, NJ 07046.

Sincerely,
Computer Horizons Corp.

/s/ Michael J. Shea

Michael J. Shea
Vice President & CFO

Accepted:

Signature: /s/ Marci Braunstein Date: November 15, 2005

Marci Braunstein